UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 26, 2010, U.S. Home Systems, Inc. (the “Company”) issued a press release reporting that the Company had completed the sale of its Woodbridge, Virginia deck manufacturing facility. The Company ceased offering deck products in 2008. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

On August 25, 2010 the Company sold its Woodbridge facility to an unaffiliated third party for $2,550,000. After payment of commissions, retirement of mortgage on the property, prepayment fee and other related closing expenses, the Company received net proceeds of approximately $1.0 million. In the third quarter 2010, the Company will record a one-time loss on the sale of the facility of approximately $169,000. The net proceeds of the sale of property will be utilized for general working capital purposes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 26, 2010 reporting the sale of the Company’s Woodbridge, Virginia facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 27th day of August, 2010 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/S/ MURRAY H. GROSS
Murray H. Gross
Chairman, President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 26, 2010 reporting the sale of the Company’s Woodbridge, Virginia facility.